UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2009

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (832) 598-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on March 13, 2009, Far East Energy (Bermuda), Ltd. ("FEEB"), a wholly-owned subsidiary of Far East Energy Corporation (the "Company"), and Arrow Energy International Pte Ltd ("Arrow") entered into a Farmout Agreement (the "Farmout Agreement") pursuant to which, subject to certain conditions, FEEB agreed to assign to Arrow 75.25% of its rights in the Production Sharing Contract for the Exploitation of Coalbed Methane Resources for the Qinnan Area in Shanxi Province, Qinshui Basin, the People's Republic of China dated April 16, 2002 between China United Coalbed Methane Corporation Ltd. and Phillips China Inc. (the "Assignment").

Also as previously disclosed, FEEB and Arrow entered into an agreement to amend the Farmout Agreement by extending the deadline for satisfying the conditions to the Assignment from October 15, 2009 to November 20, 2009 (the "First Amendment").  As of November 20, 2009, FEEB and Arrow further agreed to extend the deadline for satisfying the conditions to the Assignment from November 20, 2009 to December 18, 2009 (the "Second Amendment").

The descriptions of the Farmout Agreement, the First Amendment and the Second Amendment set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Farmout Agreement, the First Amendment and the Second Amendment, which are attached as Exhibit 10.1 to the Company's Current Report on Form 8-K previously filed with the Securities and Exchange Commission on March 13, 2009, Exhibit 10.1 to the Company's Current Report on Form 8-K previously filed with the Securities and Exchange Commission on October 7, 2009 and Exhibit 10.01 hereto, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit
Number                         Description

10.1	Agreement between Far East Energy (Bermuda), Ltd. and Arrow Energy International Pte Ltd dated as of November 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 23, 2009

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

Index to Exhibits

Exhibit
Number                         Description

10.1	Agreement between Far East Energy (Bermuda), Ltd. and Arrow Energy International Pte Ltd dated as of November 20, 2009.